UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2008

Alaska Communications Systems Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Telephone Avenue, Anchorage, Alaska		99503-6091
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(907) 297-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2008, the Compensation and Personnel and Personnel Committee of the Board of Directors (the "Compensation Committee") of Alaska Communications Systems Group, Inc. (the "Company") granted an aggregate of 147,999 performance share units ("Performance Share Units") to certain executives under the Company’s 1999 Stock Incentive Plan (the "Plan"). The grants were made to each executive pursuant to a 2008 Performance Share Unit Award Agreement (the "Agreements"). Performance Share Units were granted to David Wilson, Chief Financial Officer, David Eisenberg, Senior Vice President, Corporate Strategy, Development & Marketing, Sheldon Fisher, Senior Vice President, Sales & Service, Leonard Steinberg, Vice President, General Counsel & Ethics Officer, and Anand Vadapalli, Senior Vice President, Network & IT.

The period being measured for the Performance Share Units is January 1, 2008 to December 31, 2009. The Performance Share Units awarded are conditioned on the participants’ remaining employed by or in the service of the Company from the date of the Agreement through the time of vesting. Subject to the terms of the Plan and the Agreements, upon vesting of the Performance Share Units, the Company will convert such vested Performance Share Units on a one-to-one basis into shares of the Company’s common stock, par value $0.01 ("Common Stock"). Upon such conversion, however, the Company will withhold from any such conversion an amount of Common Stock having a value equivalent to the amount needed to satisfy the minimum statutory tax withholding requirements of the Company or its subsidiary in the appropriate taxing jurisdiction.

Performance Share Units vest if and when certain performance milestones are achieved. One-half (1/2) of the Performance Share Units subject to each award vest in whole or in part upon the achievement of certain individual milestone goals prescribed by the Compensation Committee that vary by executive. Additionally, the remaining one-half (1/2) of the Performance Share Units subject each award vest in whole or in part upon the achievement of certain collective milestone goals prescribed by the Compensation Committee and set forth similarly in each Agreement.

Failure to achieve milestone goals on or before December 31, 2009 will result in forfeiture of all unvested Performance Share Units and of the Common Stock subject thereto. No milestone goals will be considered achieved absent a resolution of the Compensation Committee confirming such achievement.

Each of Messrs. Wilson, Eisenberg, Fisher, and Vadapalli were granted 33,333 Performance Share Units. Mr. Steinberg was granted 14,667 Performance Share Units.

The form of Performance Share Unit Agreement is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1 Form of Performance Share Unit Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaska Communications Systems Group, Inc.

June 12, 2008	By:	/s/ Timothy R. Watts

Name: Timothy R. Watts
Title: Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Form of Performance Share Unit Agreement